An Incorporated Professional
James Stafford ============= Chartered Accountant ==============================

                                                                    EXHIBIT 23.1


CONSENT  OF  INDEPENDENT  AUDITOR


I consent to the reference to my firm under the caption "Interests Of Named Experts And Counsel" and to the use of my reports dated April 30, 2001, in the Registration Statement (Form S-1) and related Prospectus of Wizbang Technologies Inc. for the registration of shares of its common stock.



                                               /s/  James  Stafford
Vancouver,  Canada                             CHARTERED  ACCOUNTANT

May  22,  2001




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       Suite 300, 555 West Georgia Street, Vancouver, BC, Canada, V6B 2Z6
  Telephone (604) 669-0711 Fax (604) 669-0754 E-mail j_stafford@staffordsca.com


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